EXHIBIT 99.1

Premier Exhibitions Reports Second Quarter Fiscal 2014 Results

ATLANTA, Oct. 9, 2013 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the second quarter of fiscal 2014 ended August 31, 2013.

Comparing the second fiscal quarter 2014 with the prior year's second fiscal quarter:

  Total revenue decreased 41.8% to $7.8 million compared to $13.4 million in the second quarter of fiscal 2013. Exhibition and merchandise revenue in the second quarter of fiscal 2014 were negatively impacted by strong comparisons from the prior year period due to the onset of the year-long celebration of Titanic's 100th anniversary that began during the first quarter of fiscal 2013. Exhibition revenue was also negatively impacted by approximately $1.7 million (based on comparable results for the same period of fiscal 2013) due to the Hurricane Sandy-related shutdown of the semi-permanent exhibitions at The South Street Seaport in New York City.
  Gross profit decreased to $4.0 million from $8.2 million in last year's second fiscal quarter.
  Net loss after non-controlling interest was $62 thousand, or $0.00 per diluted share, compared to a net income after non-controlling interest of $2.7 million, or $0.05 per diluted share in last year's second fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $1.2 million, a decrease of $3.1 million from the prior year's results.
  Total exhibition days were 1,298 as compared to 1,598 in the second fiscal quarter of 2013.
  Average attendance per exhibition day was 347 compared to 578 in last year's second fiscal quarter.
  Average ticket prices at semi-permanent, museum and other locations increased 6.2% to $15.21 compared to $14.32 in the second quarter of fiscal 2013.
  General and administrative expenses decreased 22.9% to $3.3 million, compared to $4.2 million in last year's second fiscal quarter as the Company incurred lower salaries and wages, stock compensation expense and professional fees during the second quarter of fiscal 2014.
  On August 31, 2013, the Company had total cash and marketable securities of $5.7 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "The second quarter proved to be a challenging period operationally as we cycled over last year's formidable attendance metrics and strong merchandise sales at the Henry Ford Museum related to the Titanic 100th anniversary and as well as lost revenues from our now-closed New York Seaport location. We were unable to finalize an agreement for replacement space in New York City during the second quarter on terms acceptable to the Company. The Company will live with the economic terms of this arrangement for a number of years. So, while we would like to be back in the New York market as soon as possible, we will only enter into a lease if it makes good economic sense for the Company over the long term."

Samuel Weiser, Premier's President and Chief Executive Officer, stated, "In addition to building our presence in semi-permanent locations, we are forging ahead with new content opportunities that will expand our offering and reach new audiences. On November 7th, we will be opening One Day in Pompeii detailing the life and death of this famed city at the Franklin Institute in Philadelphia."

Weiser concluded, "Our shareholders deserve a sustainable level of performance characterized by a growing revenue stream and steady increases in adjusted EBITDA and net income. We are therefore focused on new content development, securing self-operated exhibition space in high tourist areas, and improving the performance of our existing touring properties. We obviously fell short in the second quarter and will face similar challenges in the back half of fiscal 2014 that cannot be fully mitigated, although we believe these objectives are achievable over time. We also understand the importance to our shareholders of monetizing our Titanic assets and are committed to effecting a sale that meets our criteria with regards to price, court satisfaction, and tax efficiency."

Monetization of Titanic Assets Update

While both parties have worked diligently to finalize a transaction to transfer the Titanic assets, the Company terminated the non-binding LOI with the Hampton Roads consortium effective today. Mr. Weiser stated, "We always believed that Hampton Roads was an ideal location for the permanent home of the collection and the proposed transaction met our criteria of price, court satisfaction and tax efficiency. However, this group has failed to secure sufficient financing so we believe the Company needs to focus on pursuing alternatives to effect a sale of these assets for the benefit of shareholders. From the Company's perspective, we view the termination of the LOI not as the end but as a new beginning for the process; one that will get us closer towards finalizing this in a manner that fulfills our shareholders' expectations and satisfies the requirements of the court."

Second Fiscal Quarter 2014 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on October 9, 2013, at 5:30 PM. (ET). Investors in the U.S. can access the call by dialing 1-800-723-6751 and international callers may dial 1-785-830-7980. Callers should reference Conference ID number 2595151. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income.

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31,	February 28,
	2013	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 5,324	$ 6,393
Certificates of deposit and other investments	406	407
Accounts receivable, net of allowance for doubtful accounts of $325	1,344	1,370
Merchandise inventory, net of reserve of $25	1,392	1,205
Deferred income taxes	8	8
Income taxes receivable	253	167
Prepaid expenses	2,242	1,177
Other current assets	508	562
Total current assets	11,477	11,289

Artifacts owned, at cost	2,913	2,933
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $18,794 and $17,333, respectively	10,456	9,280
Exhibition licenses, net of accumulated amortization of $5,760 and $5,664, respectively	1,938	2,034
Film, gaming and other application assets, net of accumulated amortization of $788 and $475, respectively	2,546	2,858
Other receivables, net of allowance for doubtful accounts of $735 and $574, respectively	--	34
Goodwill	250	250
Future rights fees, net of accumulated amortization of $219 and $0, respectively	4,161	4,380
Restricted assets	--	3,618
Long-term exhibition costs	829	843
Subrogation rights	250	250
Total Assets	$ 34,821	$ 37,770

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,769	$ 4,146
Income taxes payable	175	175
Deferred revenue	1,797	2,363
Current portion of capital lease obligations	37	24
Current portion of notes payable, net of discount of $192 and $362, respectively	186	5,080
Total current liabilities	6,964	11,788

Long-Term liabilities:
Lease abandonment	1,636	1,903
Deferred income taxes	8	8
Long-term portion of capital lease obligations	81	83
Long-term portion of notes payable, net of discount of $277 and $340, respectively	3,479	2,629
Total long-term liabilities	5,204	4,623

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares;
issued 49,343,658 and 49,072,364 shares, respectively;
outstanding 49,341,649 and 49,070,355 shares, respectively	5	5
Additional paid-in capital	54,143	53,807
Accumulated deficit	(34,007)	(34,916)
Accumulated other comprehensive loss	(472)	(471)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,668	18,424
Equity Attributable to Non-controlling interest	2,985	2,935
Total liabilities and shareholders' equity	$ 34,821	$ 37,770

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2013	2012	2013	2012
Revenue:
Exhibition revenue	$ 5,972	$ 10,582	$ 12,819	$ 19,571
Merchandise revenue	1,659	2,589	3,565	4,899
Management fee	188	250	375	361
Licensing fee	--	9	--	59
Total revenue	7,819	13,430	16,759	24,890

Cost of revenue:
Exhibition costs	3,208	4,257	6,172	8,647
Cost of merchandise sold	607	985	1,290	1,783
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	3,815	5,242	7,462	10,430

Gross profit	4,004	8,188	9,297	14,460

Operating expenses:
General and administrative	3,266	4,236	6,636	8,172
Depreciation and amortization	998	817	1,983	1,731
Gain on disposal of assets	(46)	--	(74)	--
Contract and legal settlements	--	--	(297)	--
Total operating expenses	4,218	5,053	8,248	9,903

Income (loss) from operations	(214)	3,135	1,049	4,557

Interest expense	(99)	(222)	(237)	(332)
Gain on debt modification	--	71	--	71
Other income	154	5	147	17

Income (loss) before income taxes	(159)	2,989	959	4,313

Income tax expense (benefit)	(69)	116	--	228

Net income (loss)	(90)	2,873	959	4,085
Less: Net (income) loss attributable to non-controlling interest	28	(194)	(50)	(207)
Net income (loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ (62)	$ 2,679	$ 909	$ 3,878

Net income (loss) per share:
Basic income (loss) per common share	$ 0.00	$ 0.06	$ 0.02	$ 0.08
Diluted income (loss)per common share	$ 0.00	$ 0.05	$ 0.02	$ 0.08

Shares used in basic per share calculations	49,341,009	47,977,541	49,308,901	47,968,077
Shares used in diluted per share calculations	49,341,009	49,058,133	49,503,070	49,079,563

Comprehensive income (loss)	$ (63)	$ 2,680	$ 908	$ 3,885

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$ (90)	$ 2,873	$ 959	$ 4,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	998	817	1,983	1,731
Lease abandonment	(132)	(145)	(267)	(289)
Gain on debt modification	--	(71)	--	(71)
Stock-based compensation	85	323	151	553
Allowance for doubtful accounts	67	105	161	195
Amortization of debt discount	95	219	232	329
Gain on disposal of assets	(46)	--	(74)	--
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	451	(1,061)	26	(1,178)
Increase in merchandise inventory, net of reserve	(92)	(57)	(187)	(358)
Increase in prepaid expenses	(963)	(146)	(1,130)	(95)
(Increase)/decrease in other assets	(238)	(22)	54	(55)
Increase/(decrease) in income taxes receivable	29	(60)	(86)	136
Decrease in other receivables	(29)	(83)	(127)	(172)
Increase/(decrease) in long-term development costs	4	--	(48)	--
Decrease/(increase) in accounts payable and accrued liabilities	776	(644)	327	(309)
Decrease in deferred revenue	(357)	(545)	(566)	(514)
Decrease/(increase) in income taxes payable	(72)	82	--	119
Total adjustments	576	(1,288)	449	22
Net cash provided by operating activities	486	1,585	1,408	4,107

Cash flows from investing activities:
Purchases of property and equipment	(2,311)	(171)	(2,612)	(345)
Proceeds from disposal of assets	46	--	74	--
Acquisition of Exhibit Merchandising, LLC	--	(125)	--	(125)
Decrease in artifacts	8	15	20	37
Net cash used in investing activities	(2,257)	(281)	(2,518)	(433)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	--	185	136
Purchase of treasury stock	--	(78)	--	(78)
Payments on capital lease obligations	(8)	--	(15)	--
Payments on notes payable	(65)	(315)	(130)	(480)
Net cash provided by (used in) financing activities	(73)	(393)	40	(422)

Effects of exchange rate changes on cash and cash equivalents	--	1	1	7

Net increase (decrease) in cash and cash equivalents	(1,844)	912	(1,069)	3,259
Cash and cash equivalents at beginning of period	7,168	4,691	6,393	2,344
Cash and cash equivalents at end of period	$ 5,324	$ 5,603	$ 5,324	$ 5,603

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 321	$ 22	$ 328	$ 42
Cash paid/(received) during the period for taxes	$ 44	$ 94	$ 156	$ (26)
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ 1	$ --	$ 2	$ --
Purchases of property and equipment under capital leases	$ 26	$ --	$ 26	$ --
Assets purchased with notes payable and equity in Premier Merchandising, LLC	$ --	$ --	$ --	$ 14,451

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
	2Q14	2Q13	2Q14	2Q13

Net income (loss)	$ (90)	$ 2,873	$ 959	$ 4,085
Income tax expense (benefit)	(69)	116	--	228
Interest expense	99	222	237	332
Gain on debt modification	--	(71)	--	(71)
Other income	(154)	(5)	(147)	(17)
Gain on disposal of assets	(46)	--	(74)	--
Impact of Hurricane Sandy on New York-Seaport	460	--	787	--
Depreciation and amortization	998	817	1,983	1,731
Contract and legal settlements	--	--	(297)	--
Stock-based compensation	(10)	323	56	553
Adjusted EBITDA(1)	$ 1,188	$ 4,275	$ 3,504	$ 6,841

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
	2Q14	2Q13	2Q14	2Q13

Compensation, excluding stock-based compensation	$ 1,608	$ 2,080	$ 3,325	$ 3,827
Stock-based compensation	(10)	323	56	553
Bad debt expense	--	14	--	14
Legal and other professional fees	691	731	1,312	1,805
Rent and other office expenses	381	368	725	676
Other	596	720	1,218	1,297
General & Administrative expense	$ 3,266	$ 4,236	$ 6,636	$ 8,172

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
	2Q14	2Q13	2Q14	2Q13

Admissions revenue	$ 4,714	$ 9,268	$ 10,829	$ 16,781
Non-refundable license fees for current exhibitions	1,258	1,314	1,990	2,790
Total exhibition revenue	$ 5,972	$ 10,582	$ 12,819	$ 19,571

Number of venues presented	15	18	21	23
Total operating days	1,298	1,598	2,420	2,959
Total attendance (in 000's)	388	924	934	1,748
Average attendance per day	347	578	386	591
Average ticket price at permanent, museums and other locations	$ 15.21	$ 14.32	$ 14.28	$ 14.67
Average retail per attendee	$ 3.27	$ 3.21	$ 3.42	$ 3.05

These key non-financial measurements do not include the AEI properties.
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com